FOR IMMEDIATE RELEASE

TORRENT PROVIDES UPDATE ON RADIO HILL COMPLETION

Vancouver, British Columbia – February 1, 2006 – Torrent Energy Corporation (the “Company”) (OTCBB: TREN) is pleased to announce the following developments from its wholly owned operating subsidiary, Methane Energy Corp. (“Methane”).

On January 28 through 30, 2006, Methane’s Radio Hill # 1 well was successfully perforated over a number of individual coal seams comprising a total of 35 feet of coal at intervals ranging from 2,735 to 3,950 feet of depth. The completion program includes the running of static gradient tests, measurement of inflow of formation water into the wellbore, the sampling of reservoir gas and water qualities and the measurement of gas flow rates. Measurable gas was flared at the site upon the completion of the perforation operations. Swabbing operations will continue for a number of days to allow the well to clean-up and establish a stabilized test rate. Bottom-hole pressure recorders will be run in the well and will record reservoir draw-down and build-up pressures once a stabilized production rate is achieved. Current plans include selective nitrogen stimulation utilizing a Halliburton coiled tubing unit scheduled to arrive on location mid to late February.

The Roll’n service rig #14 is scheduled to be moved from the Radio Hill pilot project site to the Beaver Hill pilot project site in a week’s time to commence completion operations on the Beaver Hill #1 through #5 wells.

Methane’s President, Steve Pappajohn, states, “We are very pleased with the preliminary results for this well completion and we have positive indicators of both water and gas inflow into the wellbore from a number of Lower Coaledo coal seams. These results, in our view, continue to support MEC’s ongoing exploration efforts in the Coos Bay basin in Oregon. It will however take some time to complete the testing operations at Radio Hill and Beaver Hill and gather the necessary production and pressure data to fully interpret and understand the insitu characteristics of these Coos Bay basin coals.”

About Torrent Energy Corporation

Torrent Energy Corporation is a growing exploration company focusing on developing non-conventional natural gas reserves. The Company’s primary objective is to create value for the Company by applying strong technical expertise to projects. The Company’s current focus is on the exploration of the Coos Bay Basin project in southwestern Oregon where the Company currently has a lease portfolio that includes over 112,000 acres of prospective land in the Coos Bay area. For more information please visit www.torrentenergy.com.

On behalf of the Board of Directors,

TORRENT ENERGY CORPORATION

John D. Carlson, President and CEO

For more information contact:

Bruce Nurse, Corporate Communications info@torrentenergy.com 1-800-676-TREN (8736)

Safe Harbor Statement This news release includes statements about expected future events and/or results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, our expectation that swabbing operations will continue for a number of days; that we will establish a stabilized test rate; that bottom-hole pressure recorders will be run in the well and will record reservoir draw-down and build-up pressures; that we will conduct selective nitrogen stimulation utilizing a Halliburton coiled tubing unit scheduled to arrive on location in late February; that Roll’n service rig #14 is scheduled to be moved to the Beaver Hill pilot project site to commence completion operations there; and that results continue to support our ongoing exploration efforts. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the uncertainty of the requirements demanded by environmental agencies, the Company’s ability to raise financing for operations, inability to maintain qualified employees or consultants, potential delays or obstacles in spudding and interpreting data, possible equipment problems and the likelihood that no commercial quantities of gas are found or recoverable. For more risk factors about our Company, readers should refer to risk disclosure in our 424 prospectus filed on Edgar on May 5, 2005.